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                                                                  EXHIBIT 10.14

                                    AMENDMENT


         This amendment to the Employment Agreement dated September 12, 1995, between The Perkin-Elmer Corporation (now named PE Corporation (NY)) (the "Company") and Tony L. White ("Executive") (the "Agreement") is made this 17th day of August, 2001.

         WHEREAS, Company and Executive mutually desire to modify section 6(d) and Exhibit A of the Agreement, particularly in view of the need to clarify the application of certain provisions of the pension plans involved under such Agreement.

        NOW, THEREFORE, the parties agree as follows:

         1.       Section 6(d) of the Agreement is amended to read as follows:

                  (d) Supplemental Pension Benefit. It is understood that Executive has been employed by his prior employer for a period of twenty-six years ("Prior Service Period"). In addition to receiving credit under the Company's qualified defined benefit plan ("Pension Plan") and the Company's non-qualified Excess Benefit Plan (the "Non-Qualified Plan") for Executive's service with the Company under the terms of this Agreement, the Company shall pay Executive a special supplemental pension benefit equal to the amount which he would receive under the Pension Plan and Non-Qualified Plan if Executive were credited with his Prior Service Period under the Pension Plan and the Non-Qualified Plan. Executive's benefit hereunder shall be calculated in the manner set forth in Exhibit A hereto, and in the case of retirement before age 65 shall be based on Executive's prior employer's pension plan early retirement methodology. Any benefits payable to Executive hereunder shall be reduced by $111,528 per year, and shall also be reduced by any amounts paid to Executive under the Pension Plan or the Non-Qualified Plan.

         2.       Exhibit A to the Agreement is replaced by Exhibit A hereto.

         3. In all other respects the Agreement is unmodified and remains in full force and effect.


         PE CORPORATION (NY)                           TONY L. WHITE

         By  /s/ Barbara J. Kerr                       /s/  Tony L. White
             -------------------------------           -------------------------
             Barbara J. Kerr
             Vice President, Human Resources

             Acknowledged:

             /s/  William B. Sawch
             -------------------------------
             William B. Sawch
             Senior Vice President and
                General Counsel